REAFFIRMATION AND RATIFICATION AGREEMENT


                                                              January 9, 2006
Laurus Master Fund, Ltd.
c/o Laurus Capital Management LLC
825 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         Reference is made to the (a) Guarantee dated as of November 9, 2004 made by Thomas Equipment 2004 Inc. ("Thomas Canada") in favor of Laurus Master Fund, Ltd. ("Laurus"), (b) Guarantee dated as of February 28, 2005 made by Pneutech Inc. ("Pneutech") in favor of Laurus, (c) Guarantee dated as of February 28, 2005 made by Rousseau Controls Inc. ("Rousseau") in favor of Laurus, (d) Guarantee dated as of February 28, 2005 made by Hydramen Fluid Power Limited ("Hydramen") in favor of Laurus, (e) General Security Agreement dated as of November 9, 2004 made by Thomas Canada in favor of Laurus, (f) General Security Agreement dated as of February 28, 2005 made by Pneutech in favor of Laurus, (g) General Security Agreement dated as of February 28, 2005 made by Rousseau in favor of Laurus, (h) General Security Agreement dated as of February 28, 2005 made by Hydramen in favor of Laurus, (i) Deed of Hypothec on the Universality of Movable Property dated as of February 28, 2005 made by Rousseau in favor of Laurus, (j) Deed of Hypothec on the Universality of Movable Property dated as of February 28, 2005 made by Pneutech in favor of Laurus, (k) Security Agreement dated as of November 9, 2004 made by Thomas Canada in favor of Laurus,
(l) Stock Pledge Agreement dated as of November 9, 2004 between Thomas Equipment, Inc. ("Thomas Equipment") and Laurus pursuant to which Thomas Equipment pledged to Laurus the stock of Thomas Canada and Thomas Ventures, Inc., (m) Stock Pledge Agreement dated as of February 28, 2005 between Thomas Equipment and Laurus pursuant to which Thomas Equipment pledged to Laurus the stock of Pneutech, (n) Stock Pledge Agreement dated as of February 28, 2005 between Pneutech and Laurus pursuant to which Pneutech pledged to Laurus the stock of Rousseau, Hydramen and Samsung Industries Co., Inc. and (o) Intellectual Property Security Agreement dated as of November 9, 2004 made by Thomas Equipment and Thomas Canada in favor of Laurus, as each such agreement may be amended, modified and supplemented from time to time (collectively, the "Agreements").

         To induce Laurus to provide additional financial accommodations to Thomas Equipment and Thomas Ventures, Inc. ("Thomas Ventures") and amend the Security and Purchase Agreement dated as of November 9, 2004 among Thomas Equipment, Thomas Ventures and Laurus (as amended, restated, modified and supplemented from time to time, the "Security Agreement") pursuant to that certain letter agreement dated as of the date hereof among Thomas Equipment, Thomas Ventures and Laurus (the "Letter Amendment"), each of the undersigned hereby:

         (a) represents and warrants to Laurus that it has reviewed and approved the terms and provisions of the Letter Amendment and the documents, instruments and agreements entered into in connection therewith (the Letter Amendment together with such documents, instruments and agreements, collectively, the Amended Documents");

         (b) acknowledges, ratifies and confirms that all of the terms, conditions, representations and covenants contained in the Agreements are in full force and effect and shall remain in full force and effect after giving effect to the execution and effectiveness of the Amended Documents;

         (c) acknowledges, ratifies and confirms that all liabilities and obligations of each of the undersigned under the Agreements include, without limitation, all obligations and liabilities of Thomas Equipment and Thomas Ventures under the Amended Documents;

         (d) represents and warrants that no offsets, counterclaims or defenses exist as of the date hereof with respect to any of the undersigned's obligations under any Agreement; and

         (e) acknowledges, ratifies and confirms the grant by each such undersigned to Laurus of a security interest and charge, to the extent applicable, in the assets of such undersigned as more specifically set forth in the Agreements and the Amended Documents, as applicable.

         This agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                           Very truly yours,


                                           THOMAS EQUIPMENT 2004 INC.


                                           By: /s/ CLIFFORD RHEE
                                               -----------------
                                               Name: Clifford Rhee
                                               Title: President


                                           THOMAS EQUIPMENT, INC.


                                           By: /s/ DAVID MARKS
                                               ---------------
                                               Name: David Marks
                                               Title: Chairman


                                           THOMAS VENTURES, INC.


                                           By: /s/ DAVID MARKS
                                               ---------------
                                               Name: David Marks
                                               Title: Chairman


                      [Additional Signature Page to Follow]

                                           PNEUTECH INC.


                                           By: /s/ CLIFFORD RHEE
                                               -----------------
                                               Name: Clifford Rhee
                                               Title: President


                                           ROUSSEAU CONTROLS INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           HYDRAMEN FLUID POWER LIMITED


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:









          [Signature Page to Reaffirmation and Ratification Agreement]


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